Exhibit 99.1

Contact:
Lorin Crenshaw	225.388.7322

Albemarle reports second quarter 2014 results

BATON ROUGE, LA - July 30, 2014 –

Second quarter 2014 highlights:

•	Adjusted earnings of $86.8 million, or $1.10 per share, up 10% from second quarter 2013.

•	Net sales grew 5% to $604.7 million as compared to 2013, with an Adjusted EBITDA margin of 24 percent.

•	Cash flow from operations of $146.0 million, up 82 percent from second quarter 2013.

•	Signed definitive agreement to sell antioxidant, ibuprofen and propofol businesses and assets to SI Group, Inc.

•	Announced an agreement on July 15, 2014 to acquire Rockwood Holdings, Inc. for a cash and stock value of approximately $6.2 billion.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2014	2013	2014	2013
Net sales	$604,721	$576,842	$1,204,564	$1,163,439
Segment income	$140,900	$126,285	$271,837	$258,621
Net income from continuing operations	$89,404	$88,500	$155,408	$176,181
Net income attributable to Albemarle Corporation	$22,447	$82,739	$79,030	$166,726
Diluted earnings per share	$0.28	$0.98	$0.99	$1.92
Non-operating pension and OPEB items(a)	(0.01)	(0.01)	0.10	(0.03)
Special items(b)	0.07	—	0.21	—
Discontinued operations(c)	0.76	(0.03)	0.78	(0.05)
Adjusted diluted earnings per share(d)	$1.10	$0.94	$2.08	$1.84

See accompanying notes and reconciliations to the condensed consolidated financial information.

Albemarle Corporation (NYSE: ALB) reported second quarter 2014 earnings of $22.4 million, or $0.28 per share, compared to second quarter 2013 earnings of $82.7 million, or $0.98 per share. Second quarter 2014 adjusted earnings were $86.8 million, or $1.10 per share, compared to $79.2 million, or $0.94 per share, for the second quarter of 2013 (see notes to the condensed consolidated financial information). The Company reported net sales of $604.7 million in the second quarter of 2014, up from net sales of $576.8 million in the second quarter of 2013, driven mainly by higher volumes in Catalysts due to strong market demand partly offset by lower Specialty Chemicals volumes in Performance Chemicals.

Earnings for the six months ended June 30, 2014 were $79.0 million, or $0.99 per share, compared to $166.7 million, or $1.92 per share, for 2013. Adjusted earnings for the six months ended June 30, 2014 were $165.2 million, or $2.08 per share, compared to $160.0 million, or $1.84 per share, for 2013. Net sales for the six months ended June 30, 2014 were $1.20 billion, up from $1.16 billion for the same period in 2013, driven mainly by higher Catalysts volumes on strong demand and order timing, and the favorable impacts of a stronger European Union Euro, partly offset by lower pricing and volumes in Performance Chemicals.

On April 15, 2014, the Company signed a definitive agreement to sell its antioxidant, ibuprofen and propofol businesses and assets to SI Group, Inc. The Company’s second quarter results include a pre-tax charge of $80.7 million ($60.3 million after income taxes, or $0.76 per share) related to the expected loss on the anticipated sale of the assets. The expected loss represents the difference between the carrying value of the related assets and their estimated fair value, based on the estimated sales price as outlined in the agreement less estimated costs to sell. The charge is included within (Loss) income from discontinued operations (net of tax) in the consolidated statements of income. The sale is subject to customary closing conditions and is expected to close later in 2014.

“Improved trends drove stronger than expected results in Catalyst Solutions where we experienced stronger customer demand across the portfolio and very high operating rates at our Bayport FCC facility in advance of a planned August turnaround. The strength in Catalyst Solutions more than offset weaker Performance Chemicals results, which were hurt by lower clear completion fluid volumes,” said Albemarle’s president and CEO Luke Kissam. “Overall results were up year over year and sequentially in terms of sales and earnings. It is a tribute to our employees and their collective ability to focus on execution that they were able to deliver these quarterly results at the same time as we were finalizing and announcing an agreement on a transaction as transformative as Rockwood.”

On July 15, 2014, Albemarle entered into the Merger Agreement with Rockwood Holdings Inc. (“Rockwood”), pursuant to which Albemarle will acquire Rockwood in a cash and stock transaction valued at approximately $6.2 billion. Under the terms of the transaction, each outstanding share of Rockwood common stock will be exchanged for $50.65 in cash and 0.4803 of a share of Albemarle common stock. The transaction values Rockwood at $85.53 per share, based on the closing price of Albemarle’s shares on July 14, 2014. Upon closing of the transaction, Albemarle shareholders will own approximately 70% of the combined company and Rockwood shareholders will own approximately 30% of the combined company. The boards of directors of both Albemarle and Rockwood have approved the transaction. The transaction is subject to shareholder and regulatory approvals and other customary closing conditions and is expected to close by the first quarter of 2015.

Quarterly Segment Results

Performance Chemicals reported net sales of $334.2 million in the second quarter of 2014, a decrease of 3 percent compared to net sales in the second quarter of 2013, on unfavorable Specialty Chemicals volumes and lower pricing mainly driven by Fire Safety Solutions, partly offset by the favorable impacts of a stronger European Union Euro. Segment income for Performance Chemicals was $73.0 million in the second quarter of 2014, a 12 percent decline from $82.6 million in the second quarter of 2013, driven by unfavorable volumes on market demand and order timing, mainly in Specialty Chemicals, unfavorable pricing impacts in Fire Safety Solutions and higher factory spending, partly offset by lower raw materials pricing in Specialty Chemicals and the favorable impacts of a stronger European Union Euro.

Catalyst Solutions generated net sales of $270.5 million in the second quarter of 2014, a 16 percent increase from net sales in the second quarter of 2013, primarily on favorable volumes and pricing. Catalyst Solutions segment income was $67.9 million in the second quarter of 2014, up 56 percent from second quarter 2013 results of $43.7 million, due primarily to strong volumes across the board and lower costs.

Corporate and Other

Corporate and other expense was $18.8 million ($20.1 million excluding non-operating pension and OPEB items) for the second quarter of 2014. The $2.2 million increase from the comparable period in 2013 was due primarily to higher incentive compensation costs.

Interest and financing expenses were $8.7 million for the second quarter of 2014 compared to $7.6 million for the second quarter of 2013, due primarily to decreases in interest capitalized on lower average construction work in progress balances in the 2014 period.

Our adjusted effective income tax rates, which exclude discontinued operations, special and non-operating pension and OPEB items, were 22.6 percent and 20.3 percent for the second quarter of 2014 and 2013, respectively. Our effective tax rate continues to be influenced by the level and geographic mix of income, and benefits from a favorable mix of income in lower tax jurisdictions.

Cash Flow

Our cash flow from operations was approximately $295.1 million for the six months ended June 30, 2014, up 65 percent from the same period in 2013, and we had $515.1 million in cash and cash equivalents at June 30, 2014. During the six months ending June 30, 2014, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $46.7 million, dividends to shareholders of $41.3 million and $150.0 million for repurchases of approximately 2.0 million shares of our common stock pursuant to the terms of our accelerated share repurchase programs entered into in the first and second quarters of 2014.

Earnings Call

The Company’s performance for the second quarter ended June 30, 2014 will be discussed on a conference call at 9:00 AM Eastern Daylight time on July 31, 2014. The call can be accessed by dialing 888-713-4213 (International Dial-In # 617-213-4865), and entering conference ID 37694874. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer, and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. The Company is committed to global sustainability and is advancing its eco-practices and solutions in its two global business units: Performance Chemicals and Catalyst Solutions. Corporate Responsibility Magazine selected Albemarle to its prestigious “100 Best Corporate Citizens” list for 2010, 2011 and 2013. Albemarle employs approximately 3,900 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings, and other information regarding the Company, its businesses and the markets we serve.

Forward-Looking Statements

Some of the information presented in this press release and the conference call and discussions that follow, including, without limitation, statements with respect to product development, changes in productivity, market trends, price, volume and mix changes, expected growth and earnings, input costs, surcharges, tax rates, stock repurchases, dividends, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy and in our ability to pass through such increases; acquisitions and divestitures, and changes in performance of acquired companies; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber security breaches, and other innovation risks; decisions we may make in the future; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Albemarle Corporation and Subsidiaries
Consolidated Statements of Income
(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales	$604,721	$576,842	$1,204,564	$1,163,439
Cost of goods sold(a)	397,358	385,172	801,602	775,858
Gross profit	207,363	191,670	402,962	387,581
Selling, general and administrative expenses(a)	67,011	61,725	145,115	125,300
Research and development expenses	21,937	21,565	44,509	41,518
Restructuring and other charges, net(b)	8,175	—	25,175	—
Operating profit	110,240	108,380	188,163	220,763
Interest and financing expenses	(8,733)	(7,608)	(17,506)	(12,839)
Other (expenses) income, net	(979)	(1,585)	164	(5,779)
Income from continuing operations before income taxes and equity in net income of unconsolidated investments	100,528	99,187	170,821	202,145
Income tax expense	21,773	20,396	34,963	45,934
Income from continuing operations before equity in net income of unconsolidated investments	78,755	78,791	135,858	156,211
Equity in net income of unconsolidated investments (net of tax)	10,649	9,709	19,550	19,970
Net income from continuing operations	89,404	88,500	155,408	176,181
(Loss) income from discontinued operations (net of tax)(c)	(60,025)	2,628	(61,794)	4,463
Net income	29,379	91,128	93,614	180,644
Net income attributable to noncontrolling interests	(6,932)	(8,389)	(14,584)	(13,918)
Net income attributable to Albemarle Corporation	$22,447	$82,739	$79,030	$166,726
Basic earnings (loss) per share
Continuing operations	$1.05	$0.95	$1.78	$1.88
Discontinued operations	(0.76)	0.03	(0.78)	0.05
	$0.29	$0.98	$1.00	$1.93
Diluted earnings (loss) per share
Continuing operations	$1.04	$0.95	$1.77	$1.87
Discontinued operations	(0.76)	0.03	(0.78)	0.05
	$0.28	$0.98	$0.99	$1.92
Weighted-average common shares outstanding – basic	78,662	84,028	79,199	86,374
Weighted-average common shares outstanding – diluted	79,091	84,489	79,602	86,862

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In Thousands) (Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$515,119	$477,239
Other current assets	1,010,764	1,005,676
Total current assets	1,525,883	1,482,915
Property, plant and equipment	2,628,376	2,972,084
Less accumulated depreciation and amortization	1,388,790	1,615,015
Net property, plant and equipment	1,239,586	1,357,069
Other assets and intangibles	689,063	744,813
Total assets	$3,454,532	$3,584,797
LIABILITIES AND EQUITY
Current portion of long-term debt	$377,521	$24,554
Other current liabilities	438,393	411,809
Total current liabilities	815,914	436,363
Long-term debt	685,845	1,054,310
Other noncurrent liabilities	221,247	222,160
Deferred income taxes	106,436	129,188
Albemarle Corporation shareholders’ equity	1,502,981	1,627,361
Noncontrolling interests	122,109	115,415
Total liabilities and equity	$3,454,532	$3,584,797

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Selected Consolidated Cash Flow Data
(In Thousands) (Unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash and cash equivalents at beginning of year	$477,239	$477,696
Cash and cash equivalents at end of period	$515,119	$314,659
Sources of cash and cash equivalents:
Net income	$93,614	$180,644
Proceeds from borrowings of long-term debt	—	117,000
Proceeds from other borrowings, net	—	266,248
Proceeds from exercise of stock options	2,355	3,917
Working capital changes	63,235	—
Uses of cash and cash equivalents:
Working capital changes	—	(53,018)
Capital expenditures	(46,670)	(103,168)
Repurchases of common stock	(150,000)	(582,298)
Repayments of long-term debt	(3,016)	(6,380)
Repayments of other borrowings, net	(13,083)	—
Dividends paid to shareholders	(41,316)	(39,049)
Pension and postretirement contributions	(4,717)	(4,246)
Non-cash and other items:
Depreciation and amortization	52,714	51,817
Write-offs associated with restructuring and other	6,333	—
Impairment of assets of discontinued operations	80,711	—
Pension and postretirement expense	17,917	3,152
Equity in net income of unconsolidated investments	(19,550)	(19,970)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In Thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales:
Performance Chemicals	$334,187	$343,024	$684,444	$694,048
Catalyst Solutions	270,534	233,818	520,120	469,391
Total net sales	$604,721	$576,842	$1,204,564	$1,163,439
Segment operating profit:
Performance Chemicals	$77,265	$88,694	$157,741	$174,159
Catalyst Solutions	59,918	36,271	109,130	78,410
Total segment operating profit	137,183	124,965	266,871	252,569
Equity in net income of unconsolidated investments:
Performance Chemicals	2,660	2,328	5,577	4,636
Catalyst Solutions	7,989	7,381	13,973	15,334
Total equity in net income of unconsolidated investments	10,649	9,709	19,550	19,970
Net income attributable to noncontrolling interests:
Performance Chemicals	(6,932)	(8,389)	(14,584)	(13,918)
Total net income attributable to noncontrolling interests	(6,932)	(8,389)	(14,584)	(13,918)
Segment income:
Performance Chemicals	72,993	82,633	148,734	164,877
Catalyst Solutions	67,907	43,652	123,103	93,744
Total segment income	140,900	126,285	271,837	258,621
Corporate & other(a)	(18,768)	(16,585)	(53,533)	(31,806)
Restructuring and other charges, net(b)	(8,175)	—	(25,175)	—
Interest and financing expenses	(8,733)	(7,608)	(17,506)	(12,839)
Other (expenses) income, net	(979)	(1,585)	164	(5,779)
Income tax expense	(21,773)	(20,396)	(34,963)	(45,934)
(Loss) income from discontinued operations (net of tax)(c)	(60,025)	2,628	(61,794)	4,463
Net income attributable to Albemarle Corporation	$22,447	$82,739	$79,030	$166,726

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	Non-operating pension and OPEB items, consisting of mark-to-market (MTM) actuarial gains/losses as well as interest cost and expected return on assets, are included in Corporate & other as follows:

•
For the three months ended June 30, 2014 and 2013, net charges (benefits) amounting to $(1.4) million ($0.9 million after income taxes, or $0.01 per share) and $(1.5) million ($0.9 million after income taxes, or $0.01 per share), respectively. There were no MTM actuarial gains/losses recorded during the three months ended June 30, 2014 or 2013.

•
For the six months ended June 30, 2014 and 2013, net charges (benefits) amounting to $12.7 million ($8.1 million after income taxes, or $0.10 per share) and $(3.6) million ($2.2 million after income taxes, or $0.03 per share), respectively. The MTM actuarial loss in 2014 was $15.4 million ($9.8 million after income taxes, or $0.12 per share) and resulted from a curtailment related to one of our U.S. defined benefit pension plans and our supplemental executive retirement plan which required a remeasurement of the related assets and obligations during the first quarter. The curtailment was in connection with our workforce reduction plan initiated in the fourth quarter of 2013. There were no MTM actuarial gains/losses recorded during the six months ended June 30, 2013.

Although non-operating pension and OPEB items are included in cost of goods sold and selling, general and administrative expenses in accordance with GAAP, we believe that these components of pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Non-operating pension and OPEB items included in cost of goods sold and selling, general and administrative expenses are as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cost of goods sold:
MTM actuarial loss	$—	$—	$2.9	$—
Interest cost and expected return on assets, net	(0.5)	(0.8)	(1.0)	(1.5)
Total	$(0.5)	$(0.8)	$1.9	$(1.5)

Selling, general and administrative expenses:
MTM actuarial loss	$—	$—	$12.5	$—
Interest cost and expected return on assets, net	(0.9)	(0.7)	(1.7)	(2.1)
Total	$(0.9)	$(0.7)	$10.8	$(2.1)

(b)	Restructuring and other special items consisted of the following:

Three months ended June 30, 2014 -

•	Certain significant acquisition-related costs of $4.9 million ($3.1 million after income taxes, or $0.04 per share).

•
Charges of $3.3 million ($2.1 million after income taxes, or $0.03 per share) related to the write-off of certain multi-product facility project costs that we do not expect to recover in future periods.

Six months ended June 30, 2014 -

•	Net charges amounting to $17.0 million ($11.1 million after income taxes, or $0.14 per share) in connection with a reduction of aluminum alkyls high cost supply capacity.

•	Certain significant acquisition-related costs of $4.9 million ($3.1 million after income taxes, or $0.04 per share).

•
Charges of $3.3 million ($2.1 million after income taxes, or $0.03 per share) related to the write-off of certain multi-product facility project costs that we do not expect to recover in future periods.

(c)
On April 15, 2014, the Company signed a definitive agreement to sell its antioxidant, ibuprofen and propofol businesses and assets to SI Group, Inc. for an undisclosed amount of cash. In the second quarter of 2014, the Company began accounting for these assets as held for sale, and as such the financial results of the disposal group have been presented as discontinued operations in the consolidated statements of income and excluded from segment results for all periods presented. (Loss) income from discontinued operations (net of tax) in the consolidated statements of income for the second quarter of 2014 includes a pre-tax charge of $80.7 million ($60.3 million after income taxes, or $0.76 per share) related to the expected loss on the anticipated sale of the assets. The expected loss represents the difference between the carrying value of the related assets and their estimated fair value, based on the estimated sales price as outlined in the agreement less estimated costs to sell.

(d)	Totals may not add due to rounding.

Additional Information

It should be noted that Adjusted net income attributable to Albemarle Corporation (“adjusted earnings”), Adjusted diluted earnings per share and Adjusted effective income tax rates, Segment operating profit, Segment income, EBITDA, Adjusted EBITDA, EBITDA margin and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our Segment operating profit and Segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of Adjusted net income attributable to Albemarle Corporation, EBITDA and Adjusted EBITDA to Net income attributable to Albemarle Corporation.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliations
(In Thousands)
(Unaudited)

Our segment information includes measures we refer to as Segment operating profit, Segment income, EBITDA and Adjusted EBITDA, which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported Segment operating profit, Segment income, EBITDA and Adjusted EBITDA because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, Segment income, EBITDA and Adjusted EBITDA should not be considered as alternatives to Operating profit or Net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of Segment operating profit and Segment income, the non-GAAP financial measures, to Operating profit and Net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Total segment operating profit	$137,183	$124,965	$266,871	$252,569
Corporate & other	(18,768)	(16,585)	(53,533)	(31,806)
Restructuring and other charges, net	(8,175)	—	(25,175)	—
GAAP Operating profit	$110,240	$108,380	$188,163	$220,763
Total segment income	$140,900	$126,285	$271,837	$258,621
Corporate & other	(18,768)	(16,585)	(53,533)	(31,806)
Restructuring and other charges, net	(8,175)	—	(25,175)	—
Interest and financing expenses	(8,733)	(7,608)	(17,506)	(12,839)
Other (expenses) income, net	(979)	(1,585)	164	(5,779)
Income tax expense	(21,773)	(20,396)	(34,963)	(45,934)
(Loss) income from discontinued operations	(60,025)	2,628	(61,794)	4,463
GAAP Net income attributable to Albemarle Corporation	$22,447	$82,739	$79,030	$166,726

See below for a reconciliation of Adjusted net income attributable to Albemarle Corporation (“adjusted earnings”), EBITDA and Adjusted EBITDA, the non-GAAP financial measures, to Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. Adjusted net income attributable to Albemarle Corporation is defined as Net income attributable to Albemarle Corporation before discontinued operations and the special and non-operating pension and OPEB items as listed below. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations and the special and non-operating pension and OPEB items as listed below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income attributable to Albemarle Corporation	$22,447	$82,739	$79,030	$166,726
Add back:
Non-operating pension and OPEB items (net of tax)	(855)	(947)	8,089	(2,244)
Special items (net of tax)	5,189	—	16,334	—
Loss (income) from discontinued operations (net of tax)	60,025	(2,628)	61,794	(4,463)
Adjusted net income attributable to Albemarle Corporation	$86,806	$79,164	$165,247	$160,019

Net income attributable to Albemarle Corporation	$22,447	$82,739	$79,030	$166,726
Add back:
Interest and financing expenses	8,733	7,608	17,506	12,839
Income tax expense (from continuing and discontinued operations)	1,624	21,450	14,070	47,642
Depreciation and amortization	24,905	26,573	52,714	51,817
EBITDA	57,709	138,370	163,320	279,024
Non-operating pension and OPEB items	(1,370)	(1,515)	12,701	(3,584)
Special items	8,175	—	25,175	—
Loss (income) from discontinued operations	80,174	(3,682)	82,687	(6,171)
Less depreciation and amortization from discontinued operations	—	(3,012)	(3,165)	(5,990)
Adjusted EBITDA	$144,688	$130,161	$280,718	$263,279

Net sales	$604,721	$576,842	$1,204,564	$1,163,439
EBITDA Margin	9.5%	24.0%	13.6%	24.0%
Adjusted EBITDA Margin	23.9%	22.6%	23.3%	22.6%